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                                                                   EXHIBIT 10.58

                   AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

     THIS AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT ("Amendment No. 3") is entered into as of August 1, 2000, by and between ALPHA MICROSYSTEMS, a California corporation doing business as AlphaServ.com (the "Seller") and R.E. MAHMARIAN ENTERPRISES, LLC, a California limited liability company (the "Buyer") (collectively the "Parties").

                                R E C I T A L S :

     WHEREAS, the Parties entered into an Asset Purchase Agreement dated December 31, 1999 (the "Agreement") as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated January 31, 2000 ("Amendment No. 1") and that certain Amendment No. 2 to Asset Purchase Agreement dated March 15, 2000 ("Amendment No. 2"). All references in this Amendment No. 3 to the Agreement shall mean the Agreement, as amended by Amendment No. 1 and Amendment No. 2.

     WHEREAS, the Parties now desire to amend the Agreement.

     WHEREAS, unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Agreement.

     WHEREAS, under Amendment No. 2, Buyer had agreed to pay to Seller as part of the Purchase Price under Section 1.03 of the Agreement the amount of Five Hundred Thousand Dollars ($500,000) in cash and in accordance with the terms provided in Amendment No. 2 (the "Additional Purchase Price").

     WHEREAS, Buyer has paid to Seller a portion of the Additional Purchase Price and the Parties now desire to amend the terms for payment of the remaining Additional Purchase Price.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

                                   AMENDMENTS

     1. Section 1.03(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

     "(d) Additional Purchase Price. As of the date of Amendment No. 3, Buyer has paid to Seller Two Hundred Seventy Thousand Dollars ($270,000) of the Additional Purchase Price. As a result Two Hundred Thirty Thousand Dollars ($230,000) (the "Remaining Additional Purchase Price") continues to be owed by Buyer. Buyer and Seller acknowledge and agree that the Remaining Additional Purchase Price shall be due in full,


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     payable in cash by June 30, 2001 (the "Payment Date"), including interest which shall be payable monthly at the rate of ten percent (10%) per year. The first such monthly interest payment shall be due on September 1, 2000 with monthly interest payments thereafter due on the first day of each successive month through and including June 1, 2001. Each such monthly interest payment shall be in the amount of One Thousand Nine Hundred and Sixteen Dollars and Sixty-Seven Cents ($1916.67); provided, however, that such monthly interest payments shall be adjusted to reflect any prepayment of all or any portion of the Remaining Additional Purchase Price. Any such monthly interest payment not made when due shall accrue interest at the rate of ten percent (10%) per year. On the Payment Date, Buyer shall pay Seller all interest accrued and owing since the last monthly interest payment plus the Remaining Additional Purchase Price, less any amount of the Remaining Additional Purchase Price prepaid by Buyer prior to the Payment Date. The Parties further agree that Seller may, at its discretion, pay all or any part of the outstanding Remaining Additional Purchase Price, including all interest which shall accrue prior to the Payment Date, at any time without penalty."

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 to the Agreement as of the date first above written and all other terms and conditions of the Agreement not herein deleted or amended remain as stated in the original Agreement.

                                     SELLER:

                                     ALPHA MICROSYSTEMS,
                                     a California corporation

                                     By:
                                         ---------------------------------------
                                         Douglas J. Tullio
                                         Chief Executive Officer

                                     BUYER:

                                     R.E. MAHMARIAN ENTERPRISES, LLC,
                                     a California limited liability company

                                     By:
                                         ---------------------------------------
                                         Richard E. Mahmarian
                                         Managing Member

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